Exhibit 10.10

CONTINUING UNCONDITIONAL GUARANTEE

This CONTINUING UNCONDITIONAL GUARANTEE (this “Guarantee”), dated as of September 1, 2010, is made by MEDPRO SAFETY PRODUCTS, INC., a Nevada corporation (“Guarantor”), to U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture hereinafter described (together with its successor and assigns, the “Trustee”), for the benefit of the Trustee and the Noteholders.

W I T N E S S E T H :

WHEREAS, MedPro Investments, LLC, a Delaware limited liability company (“Issuer”), is entering into that certain Indenture, dated as of the date hereof (as the same may be amended, modified, supplemented or restated from time to time, the “Indenture”), with Trustee pursuant to which Issuer is concurrently issuing its MedPro Investments Senior Secured 14% Notes due 2016 (the “Notes”) (all capitalized terms used herein shall have the same meaning as ascribed to them in the Indenture unless otherwise expressly stated); and

WHEREAS, the purchasers of the Notes (“Initial Purchasers”) have required that Guarantor execute and deliver this Guarantee to Trustee, for the benefit of the Trustee, Initial Purchasers and any Person to whom the Notes are transferred in accordance with the Indenture (collectively, “Noteholders”), as a condition precedent to the purchase of the Notes; and

WHEREAS, Guarantor is the sole member of Issuer and will directly or indirectly receive certain benefits from the credit accommodations hereinabove described and is therefore willing to guaranty the prompt payment and performance of the Obligations (as such term is hereinafter defined) of Issuer, on the terms set forth in this Guarantee.

NOW, THEREFORE, for value received and in consideration of the purchase of the Notes by Initial Purchasers, the undersigned unconditionally guarantees (i) the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the indebtedness and obligations of every kind and nature of Issuer under the Notes owing to the Noteholders, including, without limitation, with respect to the payment of principal, interest, and collection costs owing under the Notes and under the Indenture with the other Transaction Documents to which the Issuer is party (all such indebtedness and obligations being hereinafter referred to as the “Obligations”).  Guarantor further agrees to pay all out-of-pocket costs and expenses, including, without limitation, all court costs, costs of settlement and reasonable attorneys’ and paralegals’ fees paid or incurred by Trustee or any Noteholder in collecting or enforcing, or the prosecution or preservation of any rights under, all or any part of the Obligations from, or in prosecuting or otherwise enforcing any action against, Guarantor, including under this Guarantee and the other Transaction Documents (together with the Obligations, the “Guaranteed Obligations”).  The term “Guaranteed  Obligations” is used herein in its most comprehensive sense and includes any and all Obligations of the Issuer in respect of notes, borrowings, loans, debts, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with Notes, Indenture and the other Transaction Documents.

All amounts payable by Guarantor under this Guarantee shall be payable upon demand by Trustee or any Noteholder and shall be made in lawful money of the United States, in immediately available funds.

Any interest on any portion of the Guaranteed Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Issuer (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantor, the Trustee and the Noteholders that the Guaranteed Obligations should be determined without regard to any rule of law or order that may relieve Guarantor or Issuer of any portion of such Guaranteed Obligations.

In the event that all or any portion of the Guaranteed Obligations is paid by Issuer, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Trustee or any other Noteholder as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations.

Upon the failure of Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Trustee for the ratable benefit of Noteholders, an amount equal to the aggregate of the unpaid Guaranteed Obligations.

SECTION 1. No Fraudulent Conveyance.  Notwithstanding any provision of this Guarantee to the contrary, it is intended that this Guarantee, and any Encumbrances granted by Guarantor to secure this Guarantee, do not constitute a “Fraudulent Conveyance” (as defined below).  Consequently, Guarantor agrees that if this Guarantee, or any Encumbrances securing this Guarantee, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guarantee and each such Encumbrance shall be valid and enforceable only to the maximum extent that would not cause this Guarantee or such Encumbrance to constitute a Fraudulent Conveyance, and this Guarantee or the Transaction Documents providing for such Encumbrance shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code (as hereinafter defined) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

SECTION 2. Unconditional Guaranty.  Guarantor hereby agrees that its obligations under this Guarantee shall be unconditional, irrespective of any condition or circumstance, including, without limitation, (i) the validity or enforceability of the Obligations or any part thereof, or of the Notes or any other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect from Issuer or any other guarantor or Person of all or any part of the Obligations or other action to enforce the same, (iii) the waiver, modification, extension, amendment or consent by Trustee or Noteholders with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by Issuer or any other guarantor or Person of all or any part of the Obligations, and delivered to Trustee, (iv) failure by Trustee to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations or any guarantee or other agreement, (v) the existence or nonexistence of any defenses which may be available to Issuer or any other guarantor or Person of all or any part of the Obligations, (vi) the institution of any proceeding under Chapter 11 of Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended (the “Bankruptcy Code”), or any similar proceeding, by or against any of Issuer or any other guarantor or Person or Trustee’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, (vii) any borrowing or grant of a security interest by Issuer, as debtor-in-possession, under Section 364 of the Bankruptcy Code (or use of cash collateral under Section 363 of the Bankruptcy Code), (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Trustee’s or any Noteholder’s claim(s) for repayment of the Obligations, (ix) any assignment or other transfer of the Issuer’s interest or any assumption of the Issuer’s obligations under the Notes, the Indenture or any Transaction  Document or (x) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

SECTION 3. Waiver.  Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Issuer or other guarantors or Persons, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this Guarantee will not be discharged, except by complete and indefeasible payment and performance of the Guaranteed Obligations.  Guarantor further waives notice of (i) acceptance of this Guarantee, (ii) the existence or incurring from time to time of any Obligations guaranteed hereunder, (iii) the existence of any Default or Event of Default, the making of demand, nonpayment, or the taking of any action by Trustee or any Noteholder, under the Indenture or any of the other Transaction Documents, (iv) the benefit of any statute of limitations and (v) default and demand hereunder.  Upon the occurrence and during the continuance of any Event of Default, Trustee may, at its sole election, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount or any portion of the Obligations, without first proceeding against Issuer or any other guarantor or Person, or against any security or collateral for the Obligations.  Guarantor’s obligations hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, attention or compromise and shall not be subject to, and the Guarantor hereby irrevocably waives, any defense or set-off, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of Guarantor’s obligations hereunder or otherwise.  Guarantor agrees that this Guarantee constitutes a guarantee of payment when due and not of collection.

SECTION 4. Authorization.  Each of the Trustee and each Noteholder is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, at any time and from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations or otherwise modify, amend or change the terms of the Notes or other agreement, document or instrument now or hereafter executed by Issuer or any other guarantor or Person; (ii) accept partial payments on the Obligations; (iii) take and hold security or collateral for the payment of the Obligations guaranteed hereby, or for the payment of this Guarantee, or for the payment of any other guaranties of the Obligations, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale or other disposition thereof as in its discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate the Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of Guarantor hereunder.  The time and manner of application of any payments or credits, whether received from Issuer or any other source, shall be made by Trustee in accordance with the Indenture.  All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations as Trustee shall determine in its discretion without affecting the validity or enforceability of this Guarantee.

SECTION 5. Guarantor’s Responsibility.  Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Issuer and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Obligations and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof, and Guarantor hereby agrees that neither Trustee nor any Noteholder shall have any duty to advise Guarantor of information known to Trustee or such Noteholder regarding such condition or any such circumstances or to undertake any investigation.  If Trustee or any Noteholder, in its discretion, undertakes at any time or from time to time to provide any such information to Guarantor, neither Trustee nor such Noteholder shall be under any obligation to update any such information or to provide any such information to Guarantor on any subsequent occasion.  Guarantor further acknowledges that Guarantor has examined or had the opportunity to examine the Indenture and the other Transaction Documents, and waives any defense which may exist resulting from Guarantor’s failure to receive or examine at any time the Indenture or the other Transaction Documents.

SECTION 6. Consent.  Guarantor consents and agrees that neither Trustee nor any Noteholder shall be under any obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of the Obligations. Guarantor further agrees that, to the extent that Issuer, Guarantor or any other Person makes a payment or payments to Trustee or a Noteholder, or Trustee or a Noteholder receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid or otherwise repaid to Issuer, its estates, trustees, receivers or any other Person, including, without limitation, Guarantor, including under any bankruptcy law, state or federal law, common law or equitable theory, then to the extent of such payment or repayment, the Obligations or the part thereof which has been paid, reduced or satisfied by such amount, and Guarantor’s obligations hereunder with respect to such portion of the Obligations, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

SECTION 7. Binding on Assigns.  This Guarantee shall be binding upon Guarantor and upon its successors (including, without limitation, any receiver, trustee or debtor-in-possession of or for Guarantor) and assigns of Guarantor, and shall inure to the benefit of Trustee and its successors and assigns; provided, however, that Guarantor’s obligations hereunder may not be delegated or assigned without Trustee’s prior written consent.

SECTION 8. Representations and Warranties.  Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to Trustee and Noteholders that:

(a)           Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has all licenses, permits, franchises and governmental authorizations necessary to carry on its business as now being conducted and shall appoint and employ agents or attorneys in each jurisdiction where it shall be necessary to take action under this Guarantee and the other Transaction Documents to which it is party.  Guarantor is duly licensed or qualified to do business as a foreign corporation in good standing in each jurisdiction in which such qualification is required by law.  Guarantor has the full corporate power and authority to own the property it purports to own, to carry on its business as presently conducted and as proposed to be conducted and to execute, deliver and perform this Guarantee and the other Transaction Documents to which it is party.

(b)           The consummation of the transactions contemplated hereby has been duly and validly authorized by Guarantor.  Guarantor has full corporate power to execute and deliver this Guarantee and the other Transaction Document to which it is party and to perform its obligations hereunder and thereunder.  This Guarantee and each of the other Transaction Documents to which it is party has been duly authorized, executed and delivered by Guarantor.  This Guarantee and each of the other Transaction Documents to which it is party constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).  All requisite corporate action has been taken by Guarantor to make this Guarantee and the other Transaction Documents to which it is party valid and binding upon Guarantor.

(c)           No consent of any other party (including, without limitation, shareholders, directors or creditors of Guarantor) and no government approval is required which has not been obtained (i) for the execution, delivery and performance by Guarantor of this Guarantee and each other Transaction Document to which it is a party, or (ii) or the exercise by Trustee or any Noteholder of the rights provided for in this Guarantee or the other Transaction Documents.

(d)           The execution, delivery and performance of this Guarantee and the other Transaction Documents to which it is party and the consummation of the transactions contemplated by this Guarantee and such other Transaction Documents do not (i) violate the provisions of the articles of incorporation or bylaws (or equivalents thereof) of Guarantor, (ii) violate the provisions of any law (including, without limitation, any usury law), regulation or order of any government authority applicable to Guarantor, (iii) result in a breach of, or constitute a default under, any material agreement relating to the management or affairs of Guarantor, or any indenture or loan agreement or any other agreement, lease or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound (which default or breach has not been permanently waived by the other party to such document) or (iv) result in or create any Encumbrance under, or require any consent which has not been obtained under, any indenture (including the Indenture) or loan agreement or any other agreement, instrument or document or the provisions of any order, writ, judgment, injunction, decree, determination or award of any government authority, binding upon Guarantor or any of its properties.

(e)           There are no proceedings and there is no action, suit or proceeding at law or in equity or by or before any government authority, arbitral tribunal or other body now pending against Guarantor or, to the best knowledge of Guarantor, threatened against Guarantor which questions the validity or legality of or seeks damages in connection with this Guarantee or the other Transaction Documents to which Guarantor is party or which seeks to prevent the consummation of any of the transactions contemplated by this Guarantee or any other Transaction Document.

(f)           It is in Guarantor’s direct interest to assist Issuer in procuring credit because Guarantor has a direct investment in or business relationship with Issuer.

SECTION 9. Continuation.  This Guarantee shall continue in full force and effect (and may not be revoked or terminated) until such time as Trustee has, in writing, notified Guarantor that all of the Obligations have been indefeasibly paid and satisfied in full and the Indenture has been terminated.

SECTION 10. Subrogation.  Guarantor shall not at any time exercise any and all rights of any nature of guarantor to subrogation, contribution, reimbursement or indemnity and any right of Guarantor to recourse to any assets or property of, or payment from, Issuer or any other guarantor or Person of all or any part of the Obligations as a result of any payments made or to be made hereunder for any reason, unless and until all of the Obligations have been indefeasibly paid and satisfied in full.  Any payments received by Guarantor in violation of this Section shall be held in trust for and immediately remitted to Trustee.

SECTION 11. Subordination.  The payment of any and all of indebtedness, liabilities and obligations of Issuer to Guarantor of every kind or nature, whether joint or several, due or to become due, absolute or contingent, now existing or hereafter arising, and whether principal, interest, fees, costs, expenses or otherwise (collectively, the “Subordinated Debt”), is expressly subordinated to the Obligations.  So long as any Obligations remain outstanding and the Indenture has not been terminated, no payment of any kind (by voluntary payment, prepayment, acceleration, setoff or otherwise) of any portion of the Subordinated Debt may be made by Issuer or received or accepted by Guarantor at any time.  Until such time as the Obligations have been indefeasibly paid and satisfied in full and the Indenture has been terminated, Guarantor will not (i) obtain any Encumbrance on any property of Issuer to secure the Subordinated Debt, or (ii) make demand for payment of the Subordinated Debt or commence any lawsuit, action or proceeding of any kind against Issuer to recover all or any part of the Subordinated Debt.  Any payments received by Guarantor in violation of this Section shall be held in trust for and immediately remitted to Trustee.

SECTION 12. GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 13. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL WAIVER.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTEE OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. GUARANTOR AND THE TRUSTEE ON BEHALF OF ITSELF AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE SENDING OF COPIES THEREOF BY FEDERAL EXPRESS OR OTHER OVERNIGHT COURIER COMPANY, TO GUARANTOR AT GUARANTOR’S ADDRESS IN ACCORDANCE WITH SECTION [12.5] OF THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FOUR DAYS AFTER DELIVERY TO SUCH COURIER COMPANY. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION.

SECTION 14. Entire Agreement; Severability.  This Guarantee represents the entire understanding and agreement between Guarantor, on the one hand, and Trustee and Noteholders, on the other hand, with respect to the subject matter contained herein, and there are no other existing agreements or understandings, whether oral or written, between or among such parties as to such subject matter.  Wherever possible, each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

SECTION 15. Cumulative Remedies; Amendments.  All rights and remedies hereunder and under the Indenture and the other Transaction Documents are cumulative and not alternative, and Trustee and each Noteholder may proceed in any order from time to time against Issuer, Guarantor or any other guarantor of all or any part of the Obligations and their respective assets.  Neither Trustee nor any Noteholder shall have any obligation to proceed at any time or in any manner against, or exhaust any or all of Trustee’s or any Noteholder’s rights against, Issuer or any other guarantor or other Person of all or any part of the Obligations prior to proceeding against Guarantor hereunder.  No failure or delay on the part of Trustee or any Noteholder in the exercise of any power, right or privilege shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  No amendment, modification or waiver of any provision of this Guarantee, or consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Trustee and Guarantor.  Each amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 16. Counterparts; Effectiveness.  This Guarantee and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Guarantee shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

SECTION 17. Covenants. Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, Guarantor will perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Transaction Documents state that the Guarantor is to perform or observe or that Issuer is to cause Guarantor to perform or observe.

SECTION 18. Trustee.

(a)           Trustee has been appointed to act as Trustee hereunder by the Noteholders.  Trustee shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guarantee and the Indenture; provided that Trustee shall exercise, or refrain from exercising, any remedies under or with respect to this Guarantee in accordance with the Indenture.

(b)           Trustee shall at all times be the same Person that is Trustee under the Indenture.  Written notice of resignation by Trustee pursuant to Section 7.1 of the Indenture shall also constitute notice of resignation as Trustee under this Guarantee; removal of Trustee pursuant to Section 7.1 of the Indenture shall also constitute removal as Trustee under this Guarantee; and appointment of a successor Trustee pursuant to Section 7.2 of the Indenture shall also constitute appointment of a successor Trustee under this Guarantee.  Upon the acceptance of any appointment as Trustee under Section 7.2 of the Indenture by successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Trustee under this Guarantee.

IN WITNESS WHEREOF, this Guarantee has been duly executed by the undersigned as of September 1, 2010.

MEDPRO SAFETY PRODUCTS, INC.

By:	/s/ Marc T. Ray
Name: Marc T. Ray
Title: VP Finance and Chief Financial Officer

Signature Page to Continuing Unconditional Guarantee

Accepted as of the day and year first above written:

U.S. BANK NATIONAL ASSOCIATION,
as initial Trustee

By:  /s/ Alison D.B. Nadeau

Name:  Alison D.B. Nadeau
Title: Vice President

Signature Page to Continuing Unconditional Guarantee